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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         March 14, 2000
                                                --------------------------------


                                       SYS
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               (Exact Name of Registrant as Specified in Charter)


       California                        0-4169                95-2467354
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(State or Other Jurisdiction          (Commission            (IRS Employer
 of Incorporation)                     File Number)      Identification Number)



              9620 Chesapeake Drive, Suite 201, San Diego, CA 92123
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code       (858) 715-5500
                                                  -----------------------------


                                     (none)
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENT

         On February 24, 2000, the Company entered into a Letter of Intent (LOI) with Mr. Guadolupe Torres, the Chairman and principal shareholder, of Systems Integration & Research, Inc. (SIR) to acquire all of his shares. This LOI is included as exhibit 1 to this 8-K. The remaining shares are held by an Employee Stock Ownership Plan (ESOP).

         SIR is a profitable Arlington, Virginia based defense contractor with revenues of approximately $14 million annually. SIR has about 200 employees, which includes a strong management team, based primarily in offices on the East Coast. SIR also has an office in San Diego. As with SYS, the majority of SIR's contracts are with the U.S. Navy.

         The purchase price will consist of cash, SYS common stock and SYS convertible preferred stock and the assumption of certain debts in exchange for SIR's stock and as generally provided for in the LOI and to be specifically described and set forth in one or more definitive agreements to be executed by the parties. Mr. Torres will receive a $2,000,000 cash payment at closing, a $500,000 subordinated note, principal and interest due one year after closing, a non-compete payment of $500,000 payable over three years and a seat on the Board of Directors of SYS. SYS will also issue to Mr. Torres shares of SYS's common stock in installments of $500,000 per year over a four-year period. These shares will be issued within 60 days of SYS's fiscal year end and will be based on the greater of the average daily stock price of the Company's common stock over the last three months of the fiscal year or the Company's ESOP appraisal. SYS shall purchase the SIR ESOP stock using SYS convertible preferred stock and assume the SIR ESOP's note.

         SYS will provide employment contracts for key employees in exchange for non-compete agreements. Mr. Torres will provide the list of SIR key employees.

         The parties anticipate that, subject to completion of satisfactory due diligence by SYS and completion of the definitive agreements, closing of the transaction contemplated in the definitive agreements shall occur expeditiously after the definitive agreements are executed. The definitive agreements shall be executed no later than July 7, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                                         SYS
                                                     (Registrant)


Date: March 14, 2000                         By: /s/ Michael W. Fink
                                                --------------------------------
                                                   Michael W. Fink, Secretary